                                    RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                  OCTO LIMITED

                Adopted in accordance with Section 242 and 245 of
                  the General Corporation Law of the State of
                                   Delaware

                                 JULY 24, 1986


                  We the undersigned, being, respectively, the President and Secretary of OCTO Limited, a corporation organized on June 14, 1968 under the name Princeton Time Sharing Services, Inc., under the laws of the State of Delaware hereby certify as follows:

         FIRST: The Certificate of Incorporation of the corporation, as previously amended ("Existing Certificate of Incorporation"), is hereby restated ("Restated Certificate of Incorporation") to read as follows in its entirety, thereby superceding in all respects the Existing Certificate of Incorporation:

                        ---------------------------

                  FIRST: The name of the corporation (hereinafter called the "corporation") is

                                  OCTO Limited

                  SECOND: The address, including street, number, city and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent, and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                  THIRD: The nature of the business and of the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, is as follows:

                           To engage in the business of data processing,
                  indexing and systematizing, and ancillary to such business to establish, operate, service, supervise and maintain data processing systems and service bureaus, for all purposes, including but not limited to,

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                  records, management, auditing, personnel and inventory
                  control, pricing, labeling, identifying and sorting, rating, product and property sales, manufacturing processes, distribution, marketing and market research and market and sales analysis;

                           To engage in the business of creating, buying,
                  selling, licensing and in all other respects dealing with, computer software, programming, instructions, algorithms and the like and all types of media on which the same are recorded, embodied or used;

                           To purchase, sell, lease and otherwise acquire and
                  dispose of computers and any and all other data processing hardware of every description, and to operate such equipment for the sale, lease and other disposition of computer and data processing time to any persons, firms, corporations and associations;

                           To purchase, receive, take by grant, gift, devise,
                  bequeath, or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

                           To engage generally in the real estate business as
                  principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.



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                           To carry on a general mercantile, industrial,
                  investing, and trading business in all its branches; to devise, invest, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processes, and other real, personal, mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

                           To apply for, register, obtain, purchase, lease, take
                  licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

                                    (a)  inventions,   devices,  formulae,
                           processes  and  any  improvements  and
                           modifications thereof;

                                    (b) letters patent, patent rights, patented
                           processes, copyrights, designs, and similar rights, trade-marks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America, the District of Columbia, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, possession, agency or instrumentality of the United States of America and of any foreign country, and all rights connected there with or appertaining thereunto;

                                    (c)  franchises, licenses, grants and
                           concessions.

                           To guarantee, purchase, take, receive, subscribe for,
                  and otherwise acquire, own, hold, use, and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, lend, pledge, and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof; any shares of stock, bonds, debentures, notes, mortgages, other obligations and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) of any persons, domestic and foreign firms, associations, and corporations, and by any government or agency or instrumentality thereof; to make payment therefor in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers and privileges in respect thereof, including the right to vote.

                           To make, enter into, perform and carry out contracts
                  of every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.

                           To acquire by purchase, exchange or otherwise, all,
                  or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

                           To lend money in furtherance of its corporate
                  purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

                           To make contracts of guaranty and suretyship of all
                  kinds and endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by the law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any persons, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization or entity whatsoever.

                           To borrow money without limit as to amount and at
                  such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this certificate of incorporation, as the Board of Directors of the corporation may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance of all or any of its property, franchises and income.

                           To be a promoter or manager of other corporations of
                  any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

                           To draw, make, accept, endorse, discount, execute and
                  issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

                           To purchase, receive, take, reacquire or otherwise
                  acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

                           To organize, as an incorporator, or cause to be
                  organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any commonwealth, territory, dependency, colony, possession, agency, or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

                           To conduct its business, promote its purposes, and
                  carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments.

                           To promote and exercise all or any part of the
                  foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

                  The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this certificate of incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the corporation may not lawfully conduct, promote or exercise.


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                  FOURTH:

                           A. The total number of shares of all classes of stock which the corporation shall have authority to issue is Five Million Five Hundred Thousand Shares, consisting of Five Million shares of a par value of Ten Cents ($.10) each, designated as Common Stock, and Five Hundred Thousand shares of a par value of Ten Cents ($.10) each, designated as Preferred Stock.

                           B. The Common Stock, par value Ten Cents ($.10) per share shall be divided into two classes. One class, consisting of 1,283,772 shares is denominated as Class A Common Stock, and the other class, consisting of 3,716,228 shares, is denominated as Class B Common Stock. Authorized Class A Common Stock shall become authorized Class B Common Stock as follows: (i) All shares of Class A Common Stock not issued and outstanding on the effective date hereof or expressly reserved for issuance on the effective date hereof shall be automatically converted into authorized Class B Common Stock and
         (ii) All shares of Class A Common Stock converted into shares of Class B Common Stock, or no longer expressly reserved for issuance (unless actually issued pursuant to such reservation) shall likewise become authorized Class B Common Stock, so that the number of issued and outstanding shares of Class A Common Stock plus the number of shares of Class A Common Stock expressly reserved for issuance plus the number of authorized shares of Class B Common Stock (whether or not issued) shall always equal 5,000,000 shares.

                           C. (1) Each share of Common Stock of the corporation issued and outstanding immediately prior to the effectiveness of this Restated Certificate of Incorporation shall be converted, without further action, into a share of Class A Common Stock, except that, notwithstanding the foregoing, each share of Common Stock of the corporation issued and outstanding immediately prior to the effectiveness of this Restated Certificate of Incorporation which, after June 25, 1986, was transferred on the corporation's records (or which was transferred beneficially if held in the name of a nominee) by the record (or beneficial) holder thereof to any person other than a Permitted Transferee (as defined below) shall be converted, without further action, into a share of Class B Common Stock.

                                (2)  Each  share  of  Class A Common  Stock
         shall automatically, and with no further action on the part of any person, be converted into a share of Class B Common Stock upon the first of the following to occur:

                                   (a)  The  transfer  of  such  share  of
         Class A Common Stock on the corporation's records (or the transfer of beneficial interest of a share held in the name of a nominee) by the record (or beneficial) holder thereof to any person, other than any of the following persons ("Permitted Transferee"): (x) a donee of such share, if the donee is a member of the lineal family of the holder or is a trustee or custodian for such person; (y) the legatee or beneficiary of the estate of such holder, whether by testamentary bequest or by the laws of descent and distribution; or (z) the pledgee of such share who receives the same as collateral for performance of a bona fide obligation of the holder;

                                    (b) The  transfer  of a share of Class A
         Common Stock by a Permitted Transferee other than to a person who is then a Permitted Transferee of the transferor; or

                                    (c)  The expiration of the Redemption
         Period, as defined below.

                           D. Each share of Class A Common Stock and Class B Common Stock shall have equal and identical rights and privileges, except only as expressly set forth in Paragraphs E and F of this Article FOURTH; and shall vote as one class.

                           E. (1) During the Redemption Period (as defined below), holders of Class A Common Stock are entitled to deliver the same to the corporation for redemption, and to receive therefor the Initial Redemption Price or Adjusted Redemption Price, as the case may be (as defined below). The procedures for such delivery, redemption and payment shall be provided by the corporation prior to the commencement of the Redemption Period.

                                    (2) The Redemption  Period is a period of
         ninety (90) days commencing on April 24, 1989 (the "Scheduled Date"), except that upon the occurrence of an Event of Acceleration, as defined in a Redemption Agreement dated July 24, 1986 between the corporation, The Hamilton Group Limited, Inc. and Southeast Bank, N.A., and upon a notice ("Acceleration Notice") to the holders of Class A Common Stock of an accelerated Redemption Period, the Redemption Period shall begin on the thirty-first (31st) day following the giving of the Acceleration Notice and terminate ninety
         (90) days thereafter. The Acceleration Notice shall be deemed given five (5) business days after the same is mailed by first class mail to the record holders of Class A Common Stock as of a date not more than three (3) business days prior to the date of the mailing of the Acceleration Notice.

                                    (3) The initial  redemption price
         ("Initial Redemption Price") for each share of Class A Common Stock shall be as follows:

                                    (a)  If  the  Redemption  Period begins
         on the Scheduled Date, the Initial Redemption Price shall be $1.35; and

                                    (b) If the  Redemption  Period
         begins prior to the Scheduled Date, the Initial Redemption Price shall be $1.35 discounted for the period from the commencement of the Redemption Period to the Scheduled Date at a rate of ten (10%) percent per annum.

                                    (4)  The Initial Redemption Price shall be
         subject to adjustment as follows:

                                    (a) In  case  the  corporation
         shall  (i)  subdivide  its  outstanding shares of Common Stock, or
         (ii) combine its outstanding shares of Common Stock into a smaller number of shares, the Initial Redemption Price, or if the Initial Redemption Price was theretofore adjusted in accordance herewith, such Adjusted Redemption Price, shall be adjusted proportionately so that the Redemption Price immediately thereafter will bear the same relation to the Redemption Price in effect immediately prior to any such event as the total number of shares of Common Stock outstanding immediately prior to any such event shall bear to the total number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Subparagraph E.(4)(a) of Article FOURTH shall become effective immediately after the effective date of such subdivision of combination.

                                    (b) In case of any capital reorganization
         of the corporation, or of any reclassification of the Common Stock, or in case of the consolidation of the Corporation with, or the merger of the corporation into, any other corporation or entity (other than a consolidation or merger in which the Corporation is the continuing entity) or of the sale of the properties and assets of the Corporation as, or substantially as, an entirety to any other entity, the Class A Common Stock redemption right specified herein shall, after such capital reorganization, reclassification, consolidation, merger or sale be applicable, upon the terms and conditions specified herein, to the number of shares of stock or other securities or property of the entity resulting from such consolidation or surviving such merger or to which such sale shall be made, or any other entity, as the case may be, which the holders of Class A Common Stock were entitled to receive upon such capital reorganization, reclassification, consolidation, merger or sale.

                                    (5) The right of redemption  set forth
         herein shall be enforceable by holders of Class A Common Stock in the manner provided under the General Corporation Law provided that the holders of at least 20% of the then outstanding Class A Common Stock have consented in writing to any such enforcement proceeding.

                           F. No dividends shall be declared or paid in any year on the Class A Common Stock until dividends of $.025 per share have been declared and paid on the Class B Common Stock during such year. Thereafter, any dividends declared and paid on the Class A Common Stock shall be declared and paid, at the same time, on the Class B Common Stock, and at the same rate per share as the dividend declared and paid on the Class A Common Stock.

                           G. Except as herein otherwise provided, express authority is hereby granted to the Board of Directors of the corporation to fix by resolution or resolutions any of the powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Stock, which may be issued in series, the designation of each such series to be fixed by the Board of Directors of the corporation.

                           H. No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

                  FIFTH: The name and the mailing address of the incorporators are as follows:

         NAME                                        MAILING ADDRESS
    Anne Lichterman                                800 Grand Concourse
                                                  Bronx, New York 10451

     Mildred Adena                                 205 East 78th Street
                                                 New York, New York 10021

      Rosita Kruythoff                                131-05 224th Street
                                                   Laurelton, New York 11413

                  SIXTH:  The corporation is to have perpetual existence.

                  SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                  EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                           1. The management of the business and the conduct of
                  the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

                           2. After the original or other By-Laws of the
                  corporation have been adopted, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

                           3. Whenever the corporation shall be authorized to
                  issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph
                  (c)(2) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                  NINTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights conferred upon the stock holders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

                  ELEVENTH: Except as otherwise provided in this Certificate of Incorporation, the stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article ELEVENTH:

                  A. (1) Except as otherwise expressly provided in Section B of this Article ELEVENTH:

                           (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                           (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary; or

                           (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof); or

                           (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

                           (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

         shall require the affirmative vote of the holders of at least 80 percent of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (hereinafter in this Article ELEVENTH referred to as the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding any other provisions of this Certificate of Incorporation or any provision of law or of any agreement with any national securities exchange which might otherwise permit a lesser vote or no vote, but such affirmative vote shall be required in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or this Certificate of Incorporation.

                           (2) The term "Business Combination" as used in this Article ELEVENTH shall mean any transaction which is referred to in any one or more of subparagraphs (i) through (v) of paragraph (1) of this section A.

                  B. The provisions of section A of this Article ELEVENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation or any agreement with any national securities exchange, if the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined), it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director, or if the Business Combination shall have been approved by resolution unanimously adopted by all of the then members of the Board of Directors of the Corporation at any time prior to the consummation thereof.

                  C.  For the purposes of this Article ELEVENTH:

                           (1) A "person" shall mean any individual, firm,
corporation or other entity.

                           (2) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which is the beneficial owner, directly or indirectly, of more than ten percent of the voting power of the outstanding Voting Stock.

                           (3) A person shall be a "beneficial owner" of any Voting Stock:

                           (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                           (ii) which such person or any of its Affiliates has
                  (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                           (iii) which are beneficially owned, directly or
                  indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                           (4) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (2) of this section C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (3) of this section C but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                           (5) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on May 5, 1983.

                           (6) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation, provided, however, that for the purposes of the definition or Interested Stockholder set forth in paragraph (2) of this section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                           (7) "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

                  D. A majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such determination as is hereinafter in this section D specified is to be made by the Board) shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article ELEVENTH, including, without limitation, (1) whether a person is an Interested Stockholder, (2) the number of shares of Voting Stock beneficially owned by any person, and (3) whether a person is an Affiliate or Associate of another.

                  E. Nothing contained in this Article ELEVENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                  F. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeat this Article ELEVENTH.

                                          ------------------------------

         SECOND: The Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of the General Corporation by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders.

                  IN WITNESS WHEREOF, we have signed this certificate as of this 24th day of July, 1986.



                                                /s/ James N. Ottobre
                                                     President

ATTEST:



/s/ Michael E. Feld
Assistant Secretary